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EXHIBIT 4.3


       KAISER ALUMINUM & CHEMICAL CORPORATION, as Issuer,

             KAISER ALUMINA AUSTRALIA CORPORATION,
                      ALPART JAMAICA INC.,
                  KAISER JAMAICA CORPORATION,
                  KAISER FINANCE CORPORATION,
                KAISER MICROMILL HOLDINGS, LLC,
                 KAISER SIERRA MICROMILLS, LLC,
            KAISER TEXAS SIERRA MICROMILLS, LLC, and
            KAISER TEXAS MICROMILL HOLDINGS, LLC, as
                     Subsidiary Guarantors

                              and

        STATE STREET BANK AND TRUST COMPANY, as Trustee


                 SECOND SUPPLEMENTAL INDENTURE

                  Dated as of February 1, 1996

                               to

INDENTURE

Dated As of February 1, 1993



12 % Senior Subordinated Notes due 2003

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         SECOND SUPPLEMENTAL INDENTURE, dated as of February 1,
1996, between KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware corporation (the "Company"), as Issuer, KAISER ALUMINA AUSTRALIA CORPORATION, a Delaware corporation ("KAAC"), ALPART JAMAICA INC., a Delaware corporation ("AJI"), KAISER JAMAICA CORPORATION, a Delaware corporation ("KJC"), KAISER FINANCE CORPORATION, a Delaware corporation ("Kaiser Finance"), KAISER MICROMILL HOLDINGS, LLC, a Delaware limited liability company ("KMH"), KAISER SIERRA MICROMILLS, LLC, a Delaware limited liability company ("KSM"),KAISER TEXAS SIERRA MICROMILLS, LLC, a Texas limited liability company ("Texas Sierra"),and KAISER TEXAS MICROMILL HOLDINGS, LLC, a Texas limited liability company ("Texas Holdings"),as Subsidiary Guarantors, and State Street Bank and Trust Company (as successor to The First National Bank of Boston), a Massachusetts trust company, as Trustee (the "Trustee").

         WHEREAS, the Company, KAAC, AJI, KJC and The First National Bank of Boston executed an Indenture, dated as of February 1, 1993 (the "Original Indenture"), in respect of $400,000,000 aggregate principal amount of the Company's 12 % Senior Subordinated Notes due 2003 (the "Securities"), and the Original Indenture was amended by a First Supplemental Indenture, dated as of May 1, 1993 (the Original Indenture, as amended by such First Supplemental Indenture being hereinafter referred to as the "Indenture"), executed by the Company, KACC, AJI, KJC and Kaiser Finance;

         WHEREAS, State Street Bank and Trust Company is the successor to The First National Bank of Boston, as Trustee under the Indenture;

         WHEREAS, Section 5.12 of the Indenture requires, under circumstances specified in Section 5.12, that the Company shall cause certain Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Subsidiaries of the Company shall be named as additional Subsidiary Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                            ARTICLE I

                            AMENDMENTS

         Section 1.  The Company, KAAC, AJI, KJC, Kaiser
Finance, KMH, KSM, Texas Sierra, Texas Holdings and the Trustee hereby amend the Indenture and agree that each of KMH, KSM, Texas Sierra and Texas Holdings shall be a Subsidiary Guarantor for all purposes under the Indenture and the term "Subsidiary Guarantor" shall for all purposes under the Indenture specifically include each of KMH, KSM, Texas Sierra and Texas Holdings.


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                            ARTICLE II

                     MISCELLANEOUS PROVISIONS

         Section 2.1. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

         Section 2.3. Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the principles of the conflict of laws provisions thereof.

         Section 2.4.  Successors and Assigns.  All agreements
of the Company, KAAC, AJI, KJC, Kaiser Finance,  KMH, KSM, Texas
Sierra and Texas Holdings in this Second Supplemental Indenture and the Securities shall bind its successors and assigns.

         Section 2.5.  Multiple Counterparts.  This Second
Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 2.6.  Effectiveness.  The provisions of this
Second Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article Eleven of the Indenture.

         Section 2.7. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra and Texas Holdings, or for or with respect to (i) the validity, efficacy or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof,
(ii) the proper authorization hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra and Texas Holdings by corporate action or limited liability company action or otherwise, (iii) the due execution hereof by the Company, KAAC, AJI, KJC, Kaiser Finance, KMH, KSM, Texas Sierra and Texas Holdings or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.



             [Remainder of Page Intentionally Blank]


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

                            SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                             KAISER ALUMINUM & CHEMICAL
                             CORPORATION, as Issuer


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated:  February 1, 1996


Attest:  By: ________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER ALUMINA AUSTRALIA
                               CORPORATION, as a Subsidiary
                               Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: _________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             ALPART JAMAICA INC.,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER JAMAICA CORPORATION,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER FINANCE CORPORATION,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER MICROMILL HOLDINGS, LLC,
                             as a Subsidiary Guarantor


                             By:_____________________________
                                  Name:  John T. La Duc
                                  Title:    Manager

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Anthony R. Pierno
         Title:    Manager

                             KAISER SIERRA MICROMILLS, LLC,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER TEXAS SIERRA MICROMILLS,
                             LLC,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and

                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             KAISER TEXAS MICROMILL HOLDINGS,
                             LLC,
                             as a Subsidiary Guarantor


                             By:______________________________
                                  Name:  John T. La Duc
                                  Title:   Vice President and
                                       Chief Financial Officer

Dated: February 1, 1996


Attest: By: ___________________________
         Name:  Byron L. Wade
         Title:    Secretary

                             STATE STREET BANK AND TRUST
                                 COMPANY, as Trustee


                             By:_____________________________
                                 Name:
                                 Title:

Dated: February 1, 1996


Attest: By: ___________________________
         Name:
         Title:









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